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                                                                    EXHIBIT 23.7



                                    CONSENT


                                       OF


                     CREDIT SUISSE FIRST BOSTON CORPORATION



Board of Directors


Tyco International Ltd.


One Tyco Park


Exeter, New Hampshire 03833-1108



Members of the Board:



We hereby consent to the inclusion of (i) our opinion letter, dated June 3, 1997, to the Board of Directors of Tyco International Ltd. (the "Company") as Annex II to the Registration Statement of ADT Limited ("ADT") on Form S-4, as amended (the "Registration Statement"), relating to the proposed merger involving the Company and ADT, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "SUMMARY--The Merger--Opinions of Financial Advisors", "THE MERGER--Background of the Merger", "THE MERGER--Recommendation of the Tyco Board--Information and Factors Considered by the Tyco Board" and "ROLE OF FINANCIAL ADVISORS--Opinion of Tyco's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



CREDIT SUISSE FIRST BOSTON CORPORATION



By:  /s/ DAVID M. SULTAN

     ---------------------------------

     Name: David M. Sultan


     Title: Director



June 3, 1997